Exhibit 99.1

NEWS RELEASE

Parsley Energy to Participate in the Barclays CEO Energy-Power Conference

AUSTIN, Texas, August 31, 2016 – Parsley Energy, Inc. (NYSE: PE) today announced that the Company will participate in the Barclays CEO Energy-Power Conference in New York City on September 6-7, during which Bryan Sheffield, Chairman and Chief Executive Officer, is scheduled to make a presentation on Tuesday, September 6. Investor slides will be posted in association with this presentation and can be accessed on the Investor Relations section of Parsley’s website at www.parsleyenergy.com.

About Parsley Energy, Inc.

Parsley Energy, Inc. is an independent oil and natural gas company focused on the acquisition and development of unconventional oil and natural gas reserves in the Permian Basin in West Texas. For more information, visit our website at www.parsleyenergy.com.

Contact Information

Brad Smith, Ph.D., CFA

Parsley Energy, Inc.

Vice President, Corporate Strategy and Investor Relations

ir@parsleyenergy.com

(512) 505-5199

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